UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2026

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Commercial Officer

On February 1, 2026, the Board of Directors (the “Board”) of TransMedics Group, Inc. (the “Company”) appointed Giovanni Cecere as Chief Commercial Officer, effective as of February 2, 2026. Mr. Cecere will succeed Tamer Khayal, M.D., who has served as the Company’s Chief Commercial Officer since January 2018 and who will transition to Senior Vice President of International for the Company effective as of February 2, 2026.

Transition of General Counsel

On February 1, 2026, the Board appointed Matthew Forsyth as Senior Vice President, General Counsel & Corporate Secretary, effective as of March 9, 2026 or, if later, the first date of Mr. Forsyth’s employment by the Company (the “GC Transition Date”). Mr. Forsyth will succeed Anil Ranganath, who has served as the Company’s Senior Vice President, General Counsel & Corporate Secretary since June 2023 and who will transition to a non-executive position at the Company effective as of the GC Transition Date.

Pursuant to the terms of a Transition Agreement, dated February 3, 2026, between the Company and Mr. Ranganath (the “Transition Agreement”), Mr. Ranganath will remain a non-executive employee of the Company following the GC Transition Date until June 7, 2026 (the “Separation Date”). Following the Separation Date, Mr. Ranganath will serve as a non-employee consultant to the Company until September 7, 2026. While Mr. Ranganath is employed as a non-executive employee, he will continue to receive his current base salary and will remain eligible to receive an annual bonus in respect of the Company’s 2025 fiscal year in an amount equal to his target annual bonus. Under the Transition Agreement and consistent with the terms of Mr. Ranganath’s equity awards, his equity awards will continue to vest during the periods in which he remains employed with and then providing services to the Company as a non-employee consultant. As a non-employee consultant, Mr. Ranganath will also receive an annualized fee of $10,000. Following the Separation Date, Mr. Ranganath will receive the following payments and benefits in connection with his termination of employment pursuant to the terms of his existing retention agreement with the Company: (i) an amount equal to 0.75 multiplied by the sum of his highest annual base salary during the three-year period prior to the GC Transition Date and his highest annual bonus during the three-year period prior to the GC Transition Date, (ii) COBRA premiums for a period of up to nine months following the GC Transition Date, and (iii) a pro-rated annual bonus for fiscal year 2026, based on his annual bonus for fiscal year 2025, subject to Mr. Ranganath’s execution of a release of claims and compliance with any nondisclosure, non-competition or similar agreement between Mr. Ranganath and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed H. Hassanein
Name:	Waleed H. Hassanein
Title:	President and Chief Executive Officer